UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

STELLENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STELLENT, INC.
7500 Flying Cloud Drive, Suite 500
Eden Prairie, Minnesota  55344
(952) 903-2000

June 30, 2006

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Stellent, Inc. to be held at the offices of the company, 7500 Flying Cloud Drive, Eden Prairie, Minnesota 55344, commencing at 3:30 p.m., central time, on Tuesday, August 1, 2006.

The Secretary’s notice of annual meeting and the proxy statement that follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest regarding our company.

We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope, or vote the enclosed proxy by telephone or through the Internet in accordance with the voting instructions set forth on the enclosed proxy card, as quickly as possible, even if you plan to attend the meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

Sincerely,

Robert F. Olson
Chairman of the Board, Chief Executive Officer and President

VOTING METHOD

The accompanying proxy statement describes important issues affecting Stellent, Inc. If you are a shareholder of record, you have the right to vote your shares through the Internet, by telephone or by mail. You may also revoke your proxy any time before the annual meeting. Please help us save time and postage costs by voting through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:

1.                BY TELEPHONE

a.                  On a touch-tone telephone, call toll-free 1-800-560-1965, 24 hours a day, seven days a week, until 12 p.m. (noon) central time on July 31, 2006.

b.                 You will be prompted to enter information from your proxy card and the last four digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. Social Security Number or Tax Identification Number, please enter four zeros.

c.                  Follow the simple instructions provided.

2.                BY INTERNET

a.                  Go to the web site at www.eproxy.com/stel/, 24 hours a day, seven days a week, until 12 p.m. (noon) central time on July 31, 2006.

b.                 You will be prompted to enter information from your proxy card and the last four digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. Social Security Number or Tax Identification Number, please leave blank.

c.                  Follow the simple instructions provided.

3.                BY MAIL (If you vote by telephone or Internet, please do not mail your proxy card.)

a.                  Mark, sign and date your proxy card.

b.                 Return it in the enclosed postage-paid envelope or return it to Stellent, Inc., c/o Shareowner ServicesTM, P.O. Box 64873, St. Paul, Minnesota 55164-0873. If you mail your proxy card, please allow sufficient time for it to be delivered by July 31, 2006.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Your vote is important. Thank you for voting.

STELLENT, INC.
7500 Flying Cloud Drive, Suite 500
Eden Prairie, Minnesota  55344

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF STELLENT, INC.:

Please take notice that the annual meeting of shareholders of Stellent, Inc. will be held, pursuant to due call by our board of directors, at the offices of the company, 7500 Flying Cloud Drive, Eden Prairie, Minnesota 55344 at 3:30 p.m., central time, on Tuesday, August 1, 2006, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.                to elect six directors;

2.                to ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending March 31, 2007; and

3.                to transact any other business as may properly come before the meeting or any adjournments thereof.

Pursuant to due action of the board of directors, shareholders of record on June 20, 2006, will be entitled to vote at the meeting or any adjournments thereof.

Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present, you are requested to date, sign and mail the enclosed proxy in the postage-paid envelope that is provided, or vote the enclosed proxy by telephone or through the Internet in accordance with the voting instructions set forth in the enclosed proxy card. The proxy may be revoked by you at any time prior to being exercised, and returning your proxy or voting your proxy by telephone or through the Internet will not affect your right to vote in person if you attend the meeting and revoke the proxy.

By Order of the Board of Directors
STELLENT, INC.
Darin P. McAreavey
Executive Vice President,
Chief Financial Officer,
Treasurer and Secretary

Dated:  June 30, 2006

PROXY STATEMENT
OF
STELLENT, INC.
7500 Flying Cloud Drive, Suite 500
Eden Prairie, Minnesota  55344

Annual Meeting of Shareholders to be Held
Wednesday, August 1, 2006

INTRODUCTION

The enclosed proxy is being solicited by our board of directors for use in connection with our annual meeting of shareholders to be held on Tuesday, August 1, 2006 at the offices of the company, 7500 Flying Cloud Drive, Eden Prairie, Minnesota 55344, at 3:30 p.m., central time, and at any adjournments thereof. The mailing of this proxy statement and our board of directors’ form of proxy to shareholders will commence on or about June 30, 2006.

The board of directors requests that you vote on the proposals described in this proxy statement. You are invited to attend the meeting, but you do not need to attend the meeting in order to vote your shares. Instead, you may follow the instructions below to vote your shares over the telephone or on the Internet, or you can complete, sign and return the enclosed proxy card.

What is the purpose of the annual meeting?

At the annual meeting we will ask our shareholders to vote on two matters:

1.                to elect a board of directors of six directors, to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified; and

2.                to ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending March 31, 2007;

as well as to transact other business that may properly be brought before the meeting. Following the formal portion of the meeting, our management will report on our performance and answer questions from our shareholders.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on June 20, 2006 will be entitled to vote at the meeting or adjournments thereof. At the close of business on the record date, we had 29,585,723 shares of our common stock outstanding and entitled to vote. Every share is entitled to one vote on each matter that comes before the meeting.

Who is entitled to attend the meeting?

Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), and you wish to vote your shares at the meeting, instead of by proxy, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

A majority of the shares outstanding on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. If a quorum is present, the meeting can proceed. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

How do I vote?

Proxies in the accompanying form that are properly signed and duly returned to us, or if you hold your shares through a broker or bank, voted by telephone or through the Internet in accordance with the voting instructions set forth below, and not revoked, will be voted in the manner specified.

To vote by mail:

•       Mark your selections on the proxy card.

•       Date and sign your name exactly as it appears on your proxy card.

•       Mail the proxy card in the enclosed postage-paid envelope.

If you hold your shares through a broker or bank, to vote by Internet:

•       Go to the web site at www.eproxy.com/stel, 24 hours a day, seven days a week.

•       You will be prompted to enter information from your proxy card and the last four digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. Social Security Number or Tax Identification Number, please leave blank.

•       Complete the electronic ballot and submit your voting instructions.

If you hold your shares through a broker or bank, to vote by telephone:

•       From a touch-tone telephone, call the toll-free number printed on your proxy card or electronic notification, 24 hours a day, seven days a week.

•       Enter the control number shown on your proxy card or electronic notification.

•       Follow the simple recorded instructions.

If you are a registered shareholder and attend the annual meeting, you may deliver your proxy in person. If you hold your shares in “street name,” you need to obtain a proxy form from the institution that holds your shares.

May I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our corporate secretary either a notice of revocation or a duly executed proxy bearing a later date. Alternatively, if you have voted by telephone or through the Internet, you may change your vote by calling the toll-free number again and following the instructions, or by accessing the web site and following the instructions. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What is the recommendation of the board of directors on voting my shares?

Our board of directors recommends a vote for the election of the six nominated directors to constitute the board of directors and for the ratification of Grant Thornton LLP as our independent auditors. If any other matters come up for a vote at the meeting, the proxy holders will vote in line with the recommendations of the board of directors or, if there is no recommendation, at their own discretion.

What vote is required to approve each item?

Election of Directors.   Directors are elected by a plurality of the voting power of the shares of common stock entitled to vote and present in person or represented by proxy at the meeting. For this purpose, a properly executed proxy marked “WITHHELD” with respect to the election of director nominees will be counted for purposes of determining whether there is a quorum, but will have no effect on the outcome of the vote on the election of directors.

Other Items.   For all other items that properly come before the meeting, the affirmative vote of a majority of the outstanding shares of common stock entitled to vote and present in person or represented by proxy at the meeting is required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote.

What is the effect of abstentions and broker non-votes?

If shareholders indicate on their proxy that they wish to abstain from voting on a particular proposal, including brokers holding their customers’ shares of record who cause abstentions to be recorded, these shares are considered present and entitled to vote at the meeting. These shares will count toward determining whether or not a quorum is present. However, these shares will not be considered cast with respect to the proposal for which they abstain from voting and will not be taken into account in determining the outcome of any of those proposals. Accordingly, an abstention will have the effect of a “NO” vote.

If a shareholder does not give a broker holding the shareholder’s shares instructions as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” matters, such as the election of directors and the ratification of Grant Thornton LLP as our independent auditors. Brokers cannot vote on their customers’ behalf on “non-routine” proposals. These rules apply to us notwithstanding the fact that shares of our common stock are traded on The Nasdaq National Market. If a broker votes shares that are unvoted by its customers for or against a “routine” proposal, these shares are counted for the purpose of establishing a quorum and also will be counted for the purpose of determining the outcome of the “routine” proposals on which they are cast. Shares held by a broker on behalf of a shareholder will not be considered cast with respect to any “non-routine” proposals and will not be taken into account in determining the outcome of any “non-routine” proposals.

May the meeting be adjourned?

If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit solicitation of proxies. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

Who pays the expenses incurred in connection with the solicitation of proxies?

We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mail, certain directors, officers and regular employees may solicit proxies by telephone, the Internet, email or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our shares. We will reimburse them for their reasonable out-of-pocket expenses in forwarding these materials.

How may I obtain additional copies of the annual report?

Our annual report for our fiscal year ended March 31, 2006, known as fiscal 2006, including financial statements, is enclosed. The annual report is also available online at www.stellent.com. For additional printed copies, which are available without charge, please contact our corporate secretary by mail at Stellent, Inc., c/o Corporate Secretary, 7500 Flying Cloud Drive, Suite 500, Eden Prairie, Minnesota 55344.

What is the deadline for submitting a shareholder proposal for the 2007 annual meeting?

We must receive shareholder proposals intended to be presented at the 2007 annual meeting of shareholders that are requested to be included in the proxy statement for that meeting at our principal executive office no later than March 9, 2007. We must receive any other shareholder proposals intended to be presented at the 2007 annual meeting of shareholders at our principal executive office no later than May 3, 2007. The inclusion of any shareholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, including Rule 14a-8. Written copies of all shareholder proposals should be sent to our principal executive offices at Stellent, Inc., c/o Corporate Secretary, 7500 Flying Cloud Drive, Suite 500, Eden Prairie, Minnesota 55344.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Director Nominees

Six directors are to be elected at the meeting, each director to hold office until the next annual meeting of shareholders, or until his successor is elected and qualified. All of the nominees named below are current directors of our company. Mr. Binch originally was recommended for nomination as a director by one of our non-management directors. Each nominee has indicated a willingness to serve as a director for the ensuing year. Proxies solicited by the board will, unless otherwise directed, be voted to elect the six nominees named below to constitute the entire board, but in case any nominee is not a candidate at the meeting for any reason, the proxies named in the enclosed proxy form may vote for a substitute nominee in their discretion.

The following table sets forth certain information regarding each director nominee. The nominating committee proposed each of these nominees to the board for election:

Name	Age	Position	Director Since
Robert F. Olson	50	Chairman of the Board of Directors, President and Chief Executive Officer	1990
William B. Binch	66	Director	2006
Kenneth H. Holec	51	Director	1998
Alan B. Menkes	47	Director	2004
Philip E. Soran	50	Director	2003
Raymond A. Tucker	61	Director	2001

Robert F. Olson founded our business and has served as our Chief Executive Officer from October 2000 to July 2001, and as our President and Chief Executive Officer from 1990 to October 2000 and since April 2003. From 1987 to 1990, he served as the General Manager of the Greatway Communications Division of Anderberg-Lund Printing Company, an electronic publishing sales and service organization. Prior to that time, Mr. Olson held management and marketing positions in several electronic publishing service organizations.

William B. Binch is a professional independent director. Mr. Binch currently serves as the lead director of SPSS Inc., a predictive analytics technology company and as a director of Callidus Software Inc., a leading provider of enterprise incentive management software systems; MedeFinance Inc., an application service provider of financial and analytical resources to the healthcare industry; and Saama Technologies, Inc., a consulting and system integration firm specializing in business intelligence and analytics. From 2003 to 2004, Mr. Binch served as the Chief Executive Officer and President of SeeCommerce, a business performance management software company. Prior to joining SeeCommerce in 1999, Mr. Binch served as Senior Vice President of Worldwide Operations for Hyperion Solutions Corporation, an enterprise software and services company, and as a senior executive at Business Objects S.A. and Prism, Inc., both of which are business intelligence and data warehousing companies. Mr. Binch also previously served for five years at Oracle Corporation, ultimately as Vice President of Strategic Accounts.

Kenneth H. Holec has served as Chairman of the Board of Talent Networks LLC, a talent sourcing exchange, since October 2004 and of Revation Systems, Inc., a secure messaging technology provider, since March 2006. Mr. Holec served as a Managing Principle of Triple Tree from September 2003 to

March 2005. He served as the interim President and Chief Executive Officer of PeopleClick, Inc., a provider of enterprise-class workforce management solutions to manage employees, from January 2002 through April 2003. Mr. Holec served as President and Chief Executive Officer of ShowCase Corporation, a supplier of data warehousing systems, from November 1993 to February 2001. From 1985 to 1993, he served as President and Chief Executive Officer of Lawson Associates, Inc., a developer of financial and human resource management software products. Mr. Holec is also a director of SPSS Inc.

Alan B. Menkes, has served as the Managing Partner of Empeiria Capital, a private equity investing firm since March 2002. From December 1998 through March 2002, he was a partner of Thomas Weisel Partners, a merchant banking firm, serving as Co-Director of Private Equity and a member of Thomas Weisel’s Executive Committee. Previously, Mr. Menkes was a partner with Hicks, Muse, Tate & Furst, where he was employed from 1992 to 1998.

Philip E. Soran has served as the President and Chief Executive Officer of Compellent Technologies, Inc., a network storage company since March 2002. From July 1995 through August 2001, Mr. Soran served as President and Chief Executive Officer of XIOtech Corporation, a provider of network storage solutions. XIOtech Corporation was acquired by Seagate Technology in January 2000, at which time it became a wholly-owned subsidiary of Seagate.

Raymond A. Tucker served as Senior Vice President and Chief Financial Officer for H.B. Fuller Company, a manufacturer of adhesives, sealants, and coatings, from June 1999 through his retirement in June 2003. Mr. Tucker was previously employed with Bayer Corporation, a global provider of a wide range of products including pharmaceuticals, diagnostics, health care products, agricultural products and chemicals, serving as its Senior Vice President of Inorganic Chemicals—NAFTA from 1997 to 1999; its Vice President of Finance and Administration for the Industrial Chemicals Division from 1992 to 1997; its Business Director of Enamels and Ceramics from 1989 to 1991; its Business Manager of Inorganic Chemicals from 1987 to 1988 and its Controller and Manager of Administration for the Industrial Chemicals Division from 1978 to 1986.

None of the above nominees is related to any other nominee or to any executive officer of our company.

Board of Directors Meetings and Attendance

Our board of directors held five meetings during fiscal 2006 and acted by written consent in lieu of a meeting on eight occasions. During fiscal 2006, each director attended at least 75% of the meetings of our board of directors and of the board committees on which the director serves.

Committees of Our Board of Directors

The board has an audit committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, a compensation committee and a corporate governance and nominating committee. Following is a description of the functions performed by these committees.

Audit Committee

In accordance with its charter, our audit committee consists of at least three independent non-employee directors. The audit committee currently consists of Messrs. Tucker, as chairman, Binch and Soran. The board of directors has determined that all members of the audit committee are “independent” as that term is defined in the applicable listing standards of The Nasdaq Stock Market. In addition, the board of directors has determined that Mr. Tucker has the financial experience required by the applicable Nasdaq listing standards and is an “audit committee financial expert” as defined by applicable regulations of the Securities and Exchange Commission. The audit committee oversees our financial reporting process by, among other things, reviewing our accounting and auditing principles and procedures with a view toward providing for adequate internal controls and reliable financial records, reviewing and reassessing the audit committee charter annually, recommending and taking action to oversee the independence of the independent auditors, selecting and appointing the independent auditors and approving all fees of, as well as the provision of any non-audit services by, our independent auditors. The audit committee met seven times during fiscal 2006. The responsibilities of the audit committee are set forth in the audit committee charter, adopted by the board in August 2000, and amended and restated most recently on June 2, 2004. A copy of the audit committee charter was included as an exhibit to the proxy statement for our 2004 annual meeting of shareholders as is available on our website at www.stellent.com.

Compensation Committee

We also maintain a compensation committee to provide recommendations concerning salaries, stock options and incentive compensation for our executive officers and employees. The compensation committee administers all of our equity incentive plans and our employee stock purchase plan. The members of the compensation committee are Messrs. Holec, as chairman, Menkes and Soran. The compensation committee met seven times and took action, by written action in lieu of a meeting, twice during fiscal 2006. A copy of the compensation committee charter is available on our website at www.stellent.com.

Corporate Governance and Nominating Committee

In accordance with its charter, the corporate governance and nominating committee monitors and recommends to the board corporate governance principles and business conduct guidelines, including overseeing the process for selecting director candidates, recommending to the board director nominees and reviewing and recommending as necessary, changes in the size and composition of the board and its committees. The charter of the corporate governance and nominating committee is available on our website at www.stellent.com. The corporate governance and nominating committee members are Messrs. Menkes, as chairman, Binch, Holec, Soran and Tucker. The corporate governance and nominating committee met four times during fiscal 2006.

Director Independence

Our board of directors has determined that all of its members except Mr. Olson are “independent,” as that term is used in Section 10A of the Securities Exchange Act of 1934, and as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers regulations.

Director Qualifications and Director Nominee Selection Policy

The corporate governance and nominating committee is responsible for recommending nominees for election to the board of directors. The corporate governance and nominating committee is responsible for reviewing with the board, on an annual basis, the requisite skills and characteristics of individual board members, as well as the composition of the board as a whole, in the context of our needs. The corporate governance and nominating committee reviews all nominees for director and recommends to the board those nominees whose attributes it believes would be most beneficial to us. This assessment will include such issues as experience, integrity, competence, diversity, age, skills and dedication in the context of the needs of the board.

The corporate governance and nominating committee has established a policy that it will consider persons recommended by shareholders in selecting nominees for election to the board. Shareholders who wish to suggest qualified candidates should write to:  Stellent, Inc., 7500 Flying Cloud Drive, Suite 500, Eden Prairie, Minnesota 55344, Attention:  Corporate Governance and Nominating Committee, c/o

Corporate Secretary. All recommendations should state in detail the qualifications of such persons for consideration by the corporate governance and nominating committee and should be accompanied by an indication of the person’s willingness to serve. If a shareholder wishes to nominate a director other than a person nominated by or on behalf of the board of directors, he or she must comply with certain procedures set out in our bylaws.

Compensation Committee Interlocks and Insider Participation

No executive officer serves as a member of the board of directors or compensation committee of any entity that has any of its executive officers serving as a member of our board of directors or compensation committee.

Certain Transactions

In fiscal 2006, we obtained certain insurance policies through Apollo Insurance Agency (“Apollo”), for which Apollo received approximately $73,000 in commissions.  John Delinsky, a principal of Apollo, is the bother-in law of Robert F. Olson.

Director Compensation

Effective April 1, 2006, the board established a director compensation policy under which each member of the board who is not an employee of our company will receive on an annual basis $40,000 in cash and the grant of 3,800 deferred share units. All deferred share units vest on the earlier of April 1, 2011, or upon a change of control of our company. The chair of the audit committee will receive an additional $16,000 in cash annually and each chair of each other committee will receive an additional $8,000 in cash annually.

Attendance at Annual Meeting

All directors are encouraged to attend the annual meeting of shareholders. All directors at the time of the 2005 annual meeting of shareholders attended that meeting.

Procedures for Contacting the Board of Directors

Security holders may communicate with any director in writing by mail addressed to our headquarters to the attention of the director by name, title or to any board member generally. Except for suspicious mail, mail received by us addressed to the attention of a director by name or title will be forwarded, unopened, to that director.

Suspicious mail received by us that is addressed to the attention of a director may be segregated by us and investigated by us or appropriate private or government agencies. Suspicious mail that eventually is determined to be benign and that is addressed to the attention of a director by name or title will be forwarded to that director.

Mail received by us addressed to the attention of any board member generally, without specifying a director by name or title, will be forwarded by us unopened to the Chairman of the Board.

Our board of directors unanimously recommends that you vote “FOR” the election of each of the six nominees listed above to constitute our board of directors.

PROPOSAL 2—RATIFICATION OF THE
INDEPENDENT AUDITORS

Grant Thornton LLP has been our independent auditors since February 1998. Upon recommendation by our audit committee, our board of directors has selected Grant Thornton LLP to serve as our independent auditors for fiscal 2007, subject to ratification by our shareholders. While it is not required to do so, our board of directors is submitting the selection of that firm for ratification in order to ascertain the view of our shareholders. If the selection is not ratified, the board of directors will reconsider its selection. Proxies solicited by our board of directors will, unless otherwise directed, be voted to ratify the appointment of Grant Thornton LLP as our independent auditors for fiscal 2007.

A representative of Grant Thornton LLP will be present at the meeting and will be afforded an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting.

Fees Billed by Grant Thornton LLP

In addition to reimbursement for certain out-of-pocket expenses, the following table presents the aggregate fees billed for professional services by Grant Thornton LLP in fiscal 2006 and 2005 for these various services:

Description of Fees	Fiscal 2006 Amount	Fiscal 2005 Amount
Audit Fees	$238,000	$273,000
Audit-Related Fees	543,000	623,000
Total Audit and Audit-Related Fees	781,000	896,000
Tax Fees:
Tax Compliance Fees	31,000	78,000
Tax Consultation and Advice Fees	18,000	127,000
Total Tax Fees	49,000	205,000
All Other Fees	84,000	111,000
Total	$914,000	$1,212,000

Audit Fees

Audit fees consisted of fees for audit work performed in preparation of our annual financial statements and review of the quarterly financial statements included in our quarterly reports on Form 10-Q for fiscal 2006 and fiscal 2005.

Audit-Related Fees

Audit related fees consisted of fees for review of license revenue contracts, Sarbanes-Oxley compliance consultation, as well as research on various technical accounting issues and audit committee meeting preparation and attendance.

Tax Fees

Tax fees consisted of fees for federal and state income tax preparation and tax planning and tax advice related to various tax matters including employment tax issues, and US and foreign tax structure.

All Other Fees

Other fees included fees for services provided related to acquisitions (including S-4 filings, due diligence and related tax and accounting consultations), transfer pricing study services, the audit of an employee benefit plan, and costs associated with these services.

Approval of Independent Auditor Services and Fees

The audit committee requires that all audit and permissible non-audit services provided by our independent auditors be pre-approved by the audit committee or a designated member of the audit committee. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services. The audit committee reviews all non-audit services to be provided and assesses the impact of the services on the auditor’s independence. The audit committee pre-approved 100% of the services described in the table above pursuant to engagements that occurred in fiscal 2006 and fiscal 2005.

Report of the Audit Committee

The role of the audit committee is one of oversight of our company’s management and outside auditors in regard to our company’s financial reporting and internal controls with respect to accounting and financial reporting. The audit committee also considers and pre-approves any non-audit services provided by the outside auditors to ensure that no prohibited non-audit services are provided by the outside auditors and that the outside auditors’ independence is not compromised. By its charter, the audit committee consists of at least three independent non-employee directors. In performing its oversight function, the audit committee relied upon advice and information received in its discussions with our company’s management and independent auditors.

The audit committee has (i) reviewed and discussed our company’s audited financial statements as of and for the fiscal year ended March 31, 2006 with our company’s management; (ii) discussed with our company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees; (iii) received the written disclosures and the letter from our company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) discussed with our company’s independent auditors their independence from our company and has considered the compatibility of non-audit services with the auditors’ independence.

Based on the review and discussions with management and the independent auditors referred to above, the audit committee recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended March 31, 2006 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

RAYMOND A. TUCKER (CHAIR)

WILLIAM B. BINCH

PHILIP E. SORAN

Our board of directors unanimously recommends that you vote “FOR” proposal 2 to ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending March 31, 2007.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth, as of June 20, 2006, the ownership of common stock by each shareholder whom we know to own beneficially more than 5% of the outstanding common stock, each director, each executive officer named in the summary compensation table, and all executive officers and directors as a group. At the close of business on June 20, 2006, there were 29,585,723 shares of common stock issued and outstanding, each of which is entitled to one vote.

Unless otherwise indicated, the listed beneficial owner has sole voting power and investment power with respect to such shares and the mailing address for each person listed in the table is 7500 Flying Cloud Drive, Suite 500, Eden Prairie, Minnesota 55344.

Name of Beneficial Owner or Identity of Group	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares
Non-Employee Directors:
William B. Binch	1,000		*
Kenneth H. Holec	202,815	(1)	*
Alan B. Menkes	43,400	(2)	*
Philip E. Soran	42,500	(2)	*
Raymond A. Tucker	102,500	(3)	*
Steven C. Waldron	43,125	(2)	*
Named Executive Officers:
Robert F. Olson	2,255,764	(4)	7.6%
Frank A. Radichel	220,037	(5)	*
Daniel P. Ryan	303,333	(2)	1.0%
Gregg A. Waldon	393,333	(6)	1.3%
Executive officers and directors as a group (9 persons)	3,000,187	(7)	9.9%
Other beneficial owners:
Becker Capital Management, Inc. SW 5th Avenue, Suite 2185 Portland, Oregon 97204	1,967,350	(8)	6.6%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	2,126,754	(9)	7.2%

*                    Less than 1%.

(1)          Mr. Holec directly owns 80,000 shares of common stock. Mr. Holec is deemed to possess beneficial ownership of 875 shares of common stock held by his spouse and 9,440 shares of common stock held by his children. Includes 112,500 shares issuable upon the exercise of options.

(2)          Represents shares issuable upon the exercise of options.

(3)          Includes 74,167 shares issuable upon the exercise of options.

(4)          Mr. Olson directly owns 2,170,050 shares of common stock and is deemed to possess beneficial ownership of  85,714 shares of common stock held by his spouse, of which Mr. Olson disclaims beneficial ownership.

(5)          Includes 213,333 shares issuable upon the exercise of options.

(6)          Includes 383,333 shares issuable upon the exercise of options.

(7)          Includes 624,775 shares issuable upon the exercise of options.

(8)          Based on information reported to the Securities and Exchange Commission in a Schedule 13G filed by Becker Capital Management, Inc. on February 10, 2006. Becker Capital Management, Inc. has sole voting power with respect to 1,782,350 of the shares and sole investment power with respect to all of the shares. All securities are owned by advisory clients of Becker Capital Management, Inc. Becker Capital Management disclaims beneficial ownership of these securities.

(9)          Based on information reported to the Securities and Exchange Commission in a Schedule 13G filed by Dimensional Fund Advisors Inc. on February 1, 2006. Dimensional Fund Advisors Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts, known as the Funds. In its role as investment advisor or manager, Dimensional Fund Advisors, Inc. possesses investment and/or voting power over the securities described above and may be deemed to be the beneficial owner of the shares held by the Funds. However, all of these securities are owned by the Funds. Dimensional Fund Advisors, Inc. disclaims beneficial ownership of these securities.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows, for our Chief Executive Officer and each of the four other most highly compensated executive officers of our company, who are referred to as the named executive officers, information concerning annual and long-term compensation earned for services in all capacities during the three fiscal years ended March 31, 2006.

		Annual Compensation		Long-Term Compensation
				Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)(1)
Robert F. Olson(2)	2006	300,000	270,937	—	5,627
President and Chief Executive	2005	260,000	190,000	—	3,737
Officer	2004	240,000	90,000	—	3,535
Frank A. Radichel	2006	240,000	72,249	—	5,352
Executive Vice President of	2005	201,000	52,500	20,000	4,425
Research and Development	2004	195,000	30,000	—	3,777
Daniel P. Ryan	2006	240,000	96,333	—	3,968
Chief Operating Officer	2005	201,000	70,000	20,000	4,212
	2004	195,000	40,000	—	3,328
Gregg A. Waldon(3)	2006	240,000	96,333	—	12,232
Executive Vice President, Chief	2005	201,000	70,000	45,000	12,094
Financial Officer, Treasurer	2004	195,000	40,000	—	11,753
and Secretary

(1)          Amounts consist of matching cash contributions under our 401(k) plan:

	Fiscal 2006	Fiscal 2005	Fiscal 2004
Robert F. Olson	$3,714	$3,287	$3,175
Frank A. Radichel	4,320	3,615	3,225
Daniel P. Ryan	3,608	3,802	3,088
Gregg A. Waldon	3,562	3,394	3,113

the dollar value of life insurance premiums that we have paid for the benefit of the named executive officer:

	Fiscal 2006	Fiscal 2005	Fiscal 2004
Robert F. Olson	$1,913	$450	$360
Frank A. Radichel	1,032	810	552
Daniel P. Ryan	360	410	240
Gregg A. Waldon	270	300	240

The amount also include a vehicle allowance of $8,400 in each of fiscal 2004, 2005 and 2006 for Mr. Waldon.

(2)          Mr. Olson assumed the role of Chief Executive Officer and President on March 31, 2004. Based on Mr. Olson’s performance, in fiscal 2005 the committee offered to grant Mr. Olson stock options in connection with his compensation. Mr. Olson refused to accept these stock options, preferring that they remain available to be offered as compensation to our other employees and directors.

(3)          Mr. Waldon resigned from the Company effective June 1, 2006.

Employment Agreements

Robert F. Olson

In April 2003, we entered into an employment agreement with Robert F. Olson as President and Chief Executive Officer, which continues for an indefinite term until terminated by us, Mr. Olson resigns or Mr. Olson becomes disabled or dies. Mr. Olson receives an annual base salary of $300,000, subject to annual adjustments, plus annual performance bonuses based on achievement of specific objectives and criteria established by the board from time to time. Mr. Olson has agreed not to compete with our company during his employment and for a period of one year following his termination of employment. In the event of Mr. Olson’s death, disability, termination of employment without cause or termination of employment following a change in control due to his relocation, a material reduction of his duties or responsibilities or a material reduction of his base salary, other than pursuant to a general reduction in the base salary of all executives of our company, Mr. Olson will receive lump sum severance pay equal to one year of his then current salary.

Frank A. Radichel

In April 2003, we entered into an employment agreement with Frank A. Radichel as Executive Vice President of Research and Development, which continues for an indefinite term until terminated by us, Mr. Radichel resigns or Mr. Radichel becomes disabled or dies. Mr. Radichel receives an annual base salary of $240,000, subject to annual adjustments, plus annual performance bonuses based on achievement of specific objectives and criteria established by our company from time to time. Mr. Radichel has agreed not to compete with our company during his employment and for a period of one year following his termination of employment. In the event of Mr. Radichel’s death, disability, termination of employment without cause or termination of employment following a change in control due to his relocation, a material reduction of his duties or responsibilities or a material reduction of his base salary, other than pursuant to a general reduction in the base salary of all executives of our company, Mr. Radichel will receive lump sum severance pay equal to six months of his then current salary.

Daniel P. Ryan

In April 2003, we entered into an employment agreement with Daniel P. Ryan as Executive Vice President of Marketing and Business Development, which continues for an indefinite term until terminated by us, Mr. Ryan resigns or Mr. Ryan becomes disabled or dies. Mr. Ryan receives an annual base salary of $240,000, subject to annual adjustments, plus annual performance bonuses based on achievement of specific objectives and criteria established by our company from time to time. Mr. Ryan has agreed not to compete with our company during his employment and for a period of one year following his termination of employment. In the event of Mr. Ryan’s death, disability, termination of employment without cause or termination of employment following a change in control due to his relocation, a material reduction of his duties or responsibilities or a material reduction of his base salary, other than pursuant to a general reduction in the base salary of all executives of our company, Mr. Ryan will receive lump sum severance pay equal to six months of his then current salary.

Gregg A. Waldon

In April 2003, we entered into an employment agreement with Gregg A. Waldon as Executive Vice President, Chief Financial Officer, Treasurer and Secretary, which continued until Mr. Waldon’s resignation on June1, 2006. Under the agreement, Mr. Waldon received an annual base salary of $240,000, subject to annual adjustments, plus annual performance bonuses based on achievement of specific objectives and criteria established by our company from time to time. Mr. Waldon agreed not to compete with our company during his employment and for a period of one year following his termination of employment.

No equity incentive awards were granted to the named  executive officers in the fiscal year ended March 31, 2006.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

	Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year-End ($)(2)
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert F. Olson	—	—	—	—	—	—
Frank A. Radichel	20,360	95,411	206,666	13,334	817,080	61,070
Daniel P. Ryan	—	—	296,666	13,334	1,157,430	61,070
Gregg A. Waldon	—	—	376,666	23,334	1,564,330	115,670

(1)          Calculated on the basis of the fair market value of the underlying shares of common stock on the date of exercise minus the exercise price.

(2)          Calculated on the basis of the fair market value of the underlying shares of common stock at March 31, 2006, as reported by The Nasdaq National Market, of $11.86 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

Board Compensation Committee Report on Executive Compensation

The compensation committee of the board generally has made decisions on compensation of our company’s executives. Each member of the committee is a non-employee director. All decisions by the committee relating to the compensation of our company’s executive officers are reviewed by the full board. Pursuant to rules designed to enhance disclosure of our company’s policies toward executive compensation, set forth below is a report prepared by the committee addressing the compensation policies for our company for the fiscal year ended March 31, 2006 as they affected our company’s executive officers.

The committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with our company’s annual objectives and long-term goals, reward above-average corporate performance, recognize individual achievements, and assist our company in attracting and retaining qualified executives. Executive compensation is set at levels that the committee believes to be consistent with others in our company’s industry.

There are three elements in our company’s executive compensation program, all determined by individual and corporate performance. They are:

•       Base salary compensation;

•       Annual incentive compensation; and

•       Stock options.

Total compensation opportunities are competitive with those offered by employers of comparable size, growth and profitability in our company’s industry.

Base salary compensation is determined by the potential impact the individual has on our company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job.

Annual incentive compensation for executives of our company is based primarily on corporate operating earnings and revenue growth and our company’s positioning for future results, but also includes an overall assessment by the committee of executive management’s performance, as well as market conditions.

Awards of stock option grants under our company’s stock incentive plans are designed to promote the identity of long-term interests between our company’s executives and its shareholders and assist in the retention of executives and other key employees. The stock incentive plans also permit the committee to grant stock awards to other key personnel.

The committee surveys employee stock option programs of companies with similar capitalization to our company prior to recommending the grant of options to executives. While the value realizable from exercisable options is dependent upon the extent to which our company’s performance is reflected in the market price of the common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the committee. Accordingly, when the committee recommends that an option be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option granted in a previous year.

The committee believes that our company must offer a competitive benefits program to attract and retain our executive officers. During fiscal 2006 we provided medical and other benefits to our executive officers that are generally available to our other employees.

The committee evaluates the performance and establishes the base salary of the Chief Executive Officer on an annual basis based in part on the compensation criteria discussed above and the committee’s assessment of his past performance and its expectation as to his future contributions in leading our company. In addition, the committee considers significant accomplishments made by our company during the prior year and other performance factors, such as the effectiveness of the Chief Executive Officer in establishing our company’s strategic direction and growth objectives. Any incentive compensation is entirely dependent on the accomplishment by our company of certain corporate goals approved by the board.  Factors considered by the committee in determining the Chief Executive Officer’s base salary and cash bonus, if any, are not subject to any specific weighting factor or formula. In determining the Chief Executive Officer’s base salary for fiscal 2006, as reported in the Summary Compensation Table, the committee considered the comparative compensation criteria and performance factors discussed above.

Based on Mr. Olson’s performance, in fiscal 2006 the committee offered to grant Mr. Olson stock options in connection with his compensation. Mr. Olson refused to accept these stock options, preferring that they be offered as compensation to our company’s other employees and directors.

Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation’s chief executive officer or any of the four other most highly compensated executive officers. Compensation is not subject to the deduction limit if certain requirements are met, including that the compensation be performance-based. Our company intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with the statute to mitigate any disallowance of deductions.

THE COMPENSATION COMMITTEE
KENNETH H. HOLEC (CHAIR)
ALAN B. MENKES
PHILIP E. SORAN

COMPANY STOCK PERFORMANCE

The following graph compares the quarterly change in the cumulative total shareholder return on our common stock from March 31, 2001 through March 31, 2006 with the cumulative total return on the CRSP Total Return Index for the Nasdaq Stock Market (US) and the Nasdaq Computer & Data Processing Services Stocks Index. The comparison assumes $100 was invested on March 31, 2001 in our common stock and in each of the foregoing indices and assumes that dividends were reinvested when and as paid. During the period covered by the graph, we paid one dividend on our common stock, of $.03 per share, which was paid on March 28, 2006. You should not consider shareholder return over the indicated period to be indicative of future shareholder returns.

	March 31, 2001	March 30, 2002	March 28, 2003	March 31, 2004	March 31 2005	March 31, 2006
Stellent, Inc.	$100.00	$40.23	$17.63	$31.21	$35.13	$49.55
CRSP Total Return Index for the Nasdaq Stock Market (US)	100.00	100.78	73.97	109.18	109.90	129.63
Nasdaq Computer & Data Processing Services Stocks Index	100.00	101.86	74.16	93.70	99.69	117.33

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder require directors and certain officers and persons who own more than ten percent of our common stock to file reports of their ownership of our common stock and changes in their ownership with the Securities and Exchange Commission. To our knowledge, none of our directors or executive officers failed to file on a timely basis any reports during fiscal 2006.

ADDITIONAL INFORMATION

As of the date of this proxy statement, we know of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that the persons named in the proxies solicited by our board of directors, in accordance with their best judgment, will vote the shares represented by these proxies.

By Order of the Board of Directors,
Darin P. McAreavey
Secretary
June 30, 2006

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION

A hearing will be held before the Honorable Kevin S. Burke, Judge of District Court, on August 1, 2006 at 1:30 p.m., at the Hennepin County Government Center, Courtroom 1059, 300 S. 6th Street, Minneapolis, Minnesota 55487, to determine whether the proposed settlement of the alleged derivative claims brought on behalf of Stellent, Inc. (“Stellent”) and against certain individual defendants in State of Minnesota District Court, County of Hennepin, No. MC 05-015749, (the “Action”), should be approved as fair, reasonable, and adequate, and if approved, to determine whether judgment in the Action should be rendered according to the terms of the settlement.

The Action is a shareholders’ derivative suit brought by shareholders Phillip Arlia and C. Robert Farr (“Plaintiffs”) derivatively on behalf of nominal defendant Stellent against defendants Robert F. Olson, Gregg A. Waldon, Kenneth H. Holec, Steven C. Waldron, Raymond A. Tucker, Michael W. Ferro, Jr. and Vernon J. Hanzlik. The Action arises out of alleged violations of state law, including breach of fiduciary duties, relating to improper transactions to maintain revenue targets and false and misleading statements pertaining to Stellent’s financials and business. Individual Defendants and Stellent vigorously deny any wrongdoing and deny any misstatements. Defendants deny that any violations of applicable state laws, or securities laws, federal or state, have occurred, and believe that at all times they acted in good faith and in a manner that they believed to be in the best interests of Stellent and its shareholders.

Cognizant that sustained, expensive, distracting litigation and the risks associated with such litigation would not be in the best interests of Stellent and its shareholders, the parties entered into good faith negotiations to settle the dispute. The respective parties entered into a written Settlement Agreement and General Release (“Agreement”) effective June 8, 2006. All of the parties believe that the Agreement represents the best interests of Stellent and its shareholders.

In response to demand letters sent by Stellent shareholders, Plaintiffs Farr and Arlia, in January 2004 and March 2004, respectively, that requested the Company pursue a claim against certain current and former officers and directors for breach of fiduciary duty, on April 29, 2004, Stellent’s Board of Directors formed a Special Litigation Committee (“SLC”) to evaluate the shareholders’ demand. The SLC consisted of retired Minnesota Supreme Court Justice Edward Stringer and independent board member Phil Soran. The SLC conducted an investigation which included review and analysis of documents and interested party interviews. Plaintiffs’ counsel who made the demand were also invited to participate and did participate in the SLC process, providing information that they believe would assist the SLC, such as an eleven page legal analysis of Plaintiffs’ arguments. At a Board meeting held on April 21, 2005, the SLC recommended to the Board that an action not be commenced. The SLC concluded that the pursuit of a shareholder derivative action would not be in the best interests of the Company. The Board accepted the recommendation of the SLC and determined it would not pursue any derivative action against the officers or directors based on the demands.

Following the Board’s determination, Plaintiffs re-filed their derivative action on behalf of Stellent in Minnesota state court and alleged that the Board members breached their fiduciary duties. Due to the expense and distraction of the Action the Company has consented to a settlement that the Plaintiffs’ counsel reached with the Company’s insurance carrier. Stellent’s insurers have agreed to pay $250,000 to reimburse the Plaintiffs’ attorneys’ fees and costs in bringing this action and in acknowledgement of the benefit provided by Plaintiffs participation in the SLC process, subject to court approval. Stellent has agreed that such an amount (if approved) is fair and reasonable and in the best interests of Stellent and its shareholders.

In return, all of the claims brought in this Action by Plaintiffs, including claims against the Defendants for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment and disgorgement of insider trading profits, are dismissed with prejudice and all shareholders of record are barred from any future litigation asserting those or related claims.

This notice is merely a summary of the proposed settlement and does not describe all of the details. For full details of the settlement, you may desire to review the proposed “Settlement Agreement and General Release” that is available on request from counsel for the Plaintiffs, whose names and addresses are:

Brian J. Robbins, Esq. Jeffrey P. Fink, Esq. Robbins Umeda & Fink, LLP 610 West Ash Street, Suite 1800 San Diego, CA 92101	Kelly Lorix, Esq. Mackall, Crounse & Moore, PLC 1400 AT&T Tower 901 Marquett Avenue Minneapolis, MN 55402	Paul T. Warner, Esq. The Warner Law Firm 6363 Woodway, Suite 910 Houston, TX 77057

Counsel for Plaintiffs	Counsel for Plaintiffs	Counsel for Plaintiffs

As a shareholder of record, you may appear at the hearing for settlement approval, in person or through counsel of your own choice, and show cause, if any, why the proposed settlement should not be approved. However, no one shall be heard or entitled to contest any of the foregoing unless that person:  (i) has filed a written request to be heard under the case entitled Arlia v. Olson, et al., State of Minnesota District Court, County of Hennepin, United States District Court for the District of Minnesota, File No. MC 05-015749, with the Clerk of Court at Hennepin County Government Center, 300 South Sixth Street, C-1251 Government Center, Minneapolis, Minnesota 55487-0422, on or before July 25, 2006; and (ii) has served by hand delivery or first class mail, postage prepaid, on counsel for the parties at the addresses set forth above as well as counsel for the defendants, Peter W. Carter, Esq., Dorsey & Whitney, Suite 1500, 50 South Sixth Street, Minneapolis, MN 55402-1498, a statement of all objections and all of the grounds or reasons for the objections, any and all affidavits, memoranda of law or other papers or evidence which such person wishes the Court to consider, and a statement as to whether the person intends to appear at the hearing, together with the following information:

a.      The name, address, and phone number of the objector and of the objector’s counsel, if any;

b.     The number of shares of common stock of Stellent you currently hold. The objector must also provide proof of such ownership in the form of a broker’s confirmation slip, statement of account, or other satisfactory proof of purchase and continued ownership of the common stock.

Any shareholder who does not object in the manner provided for herein shall be deemed to have waived any and all objections and shall forever be barred, in these proceedings, or in any other proceeding, from making any objection to, or otherwise challenging, any settlement of these actions and proceedings, or the Agreement, or any provision thereof, the order and final judgment dismissing this action and proceedings, or the applications and awards of attorneys’ fees and expenses, or any other proceedings in these actions and proceedings. Upon entry of final judgment all shareholders will have fully and finally released any and all claims that were brought, or could have been brought, in the Action. THE SETTLEMENT DOES IMPACT YOUR RIGHTS AS A SHAREHOLDER.

STELLENT, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, August 1, 2006
3:30 PM Central
Daylight Time

7500 Flying Cloud Drive
Eden Prairie, Minnesota 55344

Stellent, Inc. 7500 Flying Cloud Drive, Suite 500, Eden Prairie, MN 55344	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Tuesday, August 1, 2006.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Robert F. Olson and Darin P. McAreavey, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your proxy:

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) (noon) on July 31, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/stel/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) (noon) on July 31, 2006.
•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Stellent, Inc., c/o Wells Fargo Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873. If you mail your proxy card, please allow sufficient time for it to be delivered by July 31, 2006.

If you vote by Phone or Internet, please do not mail your proxy card

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 Robert F. Olson 02 William B. Binch	03 Kenneth H. Holec 04 Alan B. Menkes	05 Philip E. Soran 06 Raymond A. Tucker
					☐	Vote FOR	☐	Vote WITHHELD
						all nominees (except as marked)		from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending March 31, 2007.	☐ For	☐ Against	☐ Abstain

3.	To transact any other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.	Date

☐	Address Change? Mark Box :
Indicate changes below

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.